Exhibit 99.1
EXECUTION VERSION

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SERVICES AGREEMENT

BETWEEN

NRG ENERGY, INC.
AND

GENON ENERGY, INC.

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SERVICES AGREEMENT
This SERVICES AGREEMENT (this “Agreement”) is made effective as of December 20, 2012 (“Effective Date”), by and between NRG Energy, Inc., a Delaware corporation (“NRG”), and GenOn Energy, Inc., a Delaware corporation (“GenOn” and, together with NRG, the “Parties”).
RECITALS
WHEREAS, NRG provides such services, personnel and other resources described herein to its affiliates and subsidiaries; and
WHEREAS, GenOn is a wholly-owned subsidiary of NRG and desires to procure certain administrative, accounting and other similar services from NRG, and NRG desires to render such services to GenOn in accordance with and subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the Parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
Affiliate means, with respect to any Person, (a) each entity that such Person Controls, (b) each Person that Controls such Person; and (c) each entity that is under common Control with such Person; provided that GenOn and NRG shall not be deemed to be Affiliates for purposes of this Agreement.
Bankruptcy or Bankrupt means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition, (iii) becomes the subject of an order for relief or is declared insolvent in any federal or provincial bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 Days have expired without the appointment’s having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

Business Day means any day other than a Saturday, a Sunday, or a statutory holiday on which federal banks in the State of New York are closed.
Control means the possession, directly or indirectly, through one or more intermediaries, of either of the following:
(a)    (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or
(b)    in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.
Day means a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.
Dispose, Disposing or Disposition means with respect to any asset, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of a foreclosure of a security interest, lien, pledge, mortgage or other encumbrance; but such terms shall not include the creation of a similar encumbrance.
Emergency means a sudden or unexpected event that (a) causes, or risks causing, damage to the GenOn power generation facilities or other property or injury to any Person and (b) is of such a nature that NRG must, in its reasonable discretion, take immediate action.
Force Majeure means any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party’s reasonable control): (a) floods, earthquakes, landslides, storms, snowstorms and ice storms (including freezing of facilities and/or equipment), tornadoes, hurricanes, dust storms, lightning, fire, explosions, perils of sea, epidemics, pestilences and other acts of God; (b) strikes, lockouts or other labor disputes; (c) labor or material shortages; (d) failure or breakdown of facilities and/or equipment from any other cause not specifically listed herein, provided that such failure or breakdown is not caused by the failure of the Party claiming Force Majeure to operate and maintain those facilities and/or equipment in accordance with this Agreement; (e) wars (regardless of whether declared), embargoes, blockades, and other acts of the public enemy; (f) revolutions, civil wars, civil disturbances, civil disobedience, insurrections, riots, assassinations, and ethnic and religious strife; (g) sabotage, terrorism and threats thereof; (h) political developments, elections and changes of government; and (i) acts of Governmental Authorities, including the following: adoption, issuance, amendment or repeal of Laws; failures to grant licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having valid jurisdiction; restraints; expropriations, requisitions, confiscations, condemnations and other takings; export or import restrictions; closings of ports, airports, terminals, roadways, waterways, rail lines, telecommunications systems or other facilities or systems; impositions of martial law; and rationing or allocation schemes (whether imposed by Governmental Authorities or by businesses in cooperation with Governmental Authorities). Notwithstanding anything contained in this definition, a Party’s lack of finances shall not constitute Force Majeure.
GenOn Party means GenOn Energy, Inc. and its subsidiaries.
Good Industry Practices means any of those lawful practices, methods and acts engaged in or approved by a significant portion of the industry in the United States of America involved in the provision of services or activities similar to the Services or any other lawful practices, methods and acts which, in the exercise of reasonable judgment in light of the circumstances known at the time of implementation, could have been expected to accomplish the desired result at a reasonable cost consistent with functionality, reliability, safety and expedition. “Good Industry Practices is not intended to be limited to the optimum standard, practice, method or act at the exclusion of all others, but rather is intended to be a spectrum of reasonable and prudent standards, practices, methods and acts.
Governmental Authority means a federal, state or local governmental authority; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.
Law means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.
NRG Party means NRG Energy, Inc. and its subsidiaries, excluding the GenOn Parties.
Person means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee, or other individual or entity in its own or any representative capacity, or any Governmental Authority.
Other terms defined herein have the meanings so given them.

Section 1.02    Construction
Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (e) references to money refer to legal currency of the United States of America, unless otherwise specified.
ARTICLE II
RETENTION OF NRG; SCOPE OF SERVICES
Section 2.01    Retention of NRG
GenOn hereby retains NRG to perform the Services. NRG hereby accepts such retention and agrees to perform the Services in accordance with the terms and conditions and subject to the limitations set forth in this Agreement and to the general authority of GenOn, including any directives issued by GenOn from time to time (to the extent not inconsistent with the terms hereof).
Section 2.02    Scope of Services
The “Services” shall consist of any services that GenOn and NRG may agree from time to time that NRG is to perform under this Agreement, as well as those services set forth on Exhibit A, which are to commence upon the Effective Date.
Section 2.03    Independent Contractor
(a)    In performing the Services, NRG shall be an independent contractor, and, except as otherwise specifically provided hereunder, NRG shall not be deemed for any purpose to be an agent, servant, employee or representative of GenOn. NRG shall have full legal charge and control of its employees, agents and equipment engaged in the performance of the Services, including its Affiliates, contractors and consultants and their respective employees, agents and equipment and, subject to the terms and conditions of this Agreement, shall be solely responsible for any acts or omissions of any of them in such performance. NRG shall have control over and be responsible for the method or means by which the Services are to be performed.
(b)    NRG may utilize, as it deems necessary and appropriate, the services of any independent contractors or of its Affiliates qualified to perform such services; provided, however that such services of NRG’s Affiliates must be utilized on terms no less favorable to GenOn than those prevailing at the time for comparable services of non-affiliated independent parties.
Section 2.04    Intellectual Property
(a)    Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, by NRG, its

Affiliates or its or their employees in connection with the performance of the Services shall be the property of NRG; provided, however, that the GenOn Parties shall be granted, a royalty-free basis, a non-exclusive and non-transferable right (except to a permitted assignee of any of the GenOn Parties) and license to use, during the term of this Agreement, any intellectual property developed by NRG.
(b)    GenOn hereby grants to NRG and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by GenOn to NRG.
ARTICLE III
COOPERATION AND ACCESS TO PROPERTIES AND RECORDS
Section 3.01
GenOn shall cooperate with NRG and the members, advisors, agents, affiliates, officers, directors, employees or representatives (“Representatives”) of NRG as and when requested in their performance and fulfillment of the Services. NRG and its Representatives shall have access to any and all real and personal property of GenOn, and to any and all books and records as NRG or any of its Representatives determines necessary, advisable or appropriate for or in connection with the provisions of any or all Services.
ARTICLE IV
PAYMENTS

Section 4.01    Invoicing and Compensation
(a)    As full and complete compensation for the Services rendered pursuant to this Agreement, GenOn shall pay to NRG, and NRG shall accept, an annual fee (the “Fee”) equal to an arm’s length cost to perform the Services, which shall be calculated based on an allocation methodology to be agreed upon from time to time by the Parties, such agreement not to be unreasonably withheld by either of the Parties. The Fee for the Initial Term is set forth on Exhibit B. The amount of the Fee to be paid shall be adjusted for any Services incurred by the GenOn Parties during any portion of the Initial Term or any Renewal Term. Any payment adjustment will be supported by appropriate records and documentation as requested by NRG from time to time.
(b) Unless otherwise agreed by the parties, NRG shall submit monthly invoices to GenOn setting forth the Fee associated with a particular month on or before the fifteenth (15th) day of the succeeding month. GenOn shall pay each such invoice by the end of the month in which the invoice is received.
Section 4.02    Reimbursement for Emergencies
Notwithstanding anything to the contrary in this Agreement, if NRG takes any action pursuant to an Emergency, NRG shall be entitled to reimbursement for all costs reasonably incurred in taking such action (unless such Emergency is the direct result of NRG’s gross negligence or willful misconduct, in which event it shall not be entitled to reimbursement);

provided that NRG shall immediately notify GenOn of any such Emergency and promptly provide GenOn with sufficient explanation and justification for any action taken in response thereto and the expenses incurred, or expected to be incurred, in connection therewith. GenOn shall reimburse NRG for expenses reasonably incurred under this Section 4.02 upon receipt of invoices, if applicable, sent by NRG in the ordinary course after the expenses have been incurred and GenOn has been notified thereof.
ARTICLE V
LIABILITY ALLOCATIONS
Section 5.01    Standard of Care
Subject to Section 5.03 and in accordance with Section 5.02, NRG shall perform the Services and carry out its other obligations hereunder in good faith and in accordance with Good Industry Practices and the terms and conditions of this Agreement, provided that the sole remedy of GenOn for breach of this Agreement by NRG or for any claim of negligence, strict liability or other fault or responsibility of any NRG Indemnified Party (with the exception of any gross negligence or willful misconduct of NRG Indemnified Parties or any violation of Law by any NRG Indemnified Party) shall be termination of this Agreement pursuant to Section 8.02 and GenOn shall have no right to a claim for damages.
Section 5.02    Limitation of Liability
In no event shall NRG, its representatives, its Affiliates and their respective directors, officers, employees and agents (the “NRG Indemnified Parties”) be liable to GenOn or any officer or employee of GenOn for any claims or other matters that arise out of, relate to or are otherwise attributable to, directly or indirectly, the performance of the Services, except to the extent that they are caused by the gross negligence or willful misconduct by NRG. THIS SECTION 5.02 SPECIFICALLY PROTECTS THE NRG INDEMNIFIED PARTIES AGAINST SUCH CLAIMS OR OTHER MATTERS EVEN IF THEY ARE CAUSED BY THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY (SHORT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF NRG OR ANY OTHER NRG INDEMNIFIED PARTY.
Section 5.03    Indemnification
GenOn shall indemnify, protect, defend, release and hold harmless each NRG Indemnified Party from and against any claims asserted by or on behalf of any Person that arise out of, relate to or are otherwise attributable to, directly or indirectly, the performance of the Services by any NRG any of the following, except to the extent they are caused by the gross negligence or willful misconduct of an NRG Indemnified Party or violation of any Law by any NRG Indemnified Party. THIS SECTION 5.03 SPECIFICALLY PROTECTS THE NRG INDEMNIFIED PARTIES AGAINST SUCH CLAIMS EVEN IF THEY ARE CAUSED BY THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY (SHORT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY SUCH VIOLATION OF LAW) OF NRG OR ANY NRG INDEMNIFIED PARTY. THIS INDEMNITY IS NOT INTENDED TO COVER THE NRG INDEMNIFIED PARTIES

AGAINST CLAIMS BY OTHER NRG INDEMNIFIED PARTIES. SUBJECT TO SECTION 5.03, NRG SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS GENON AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON THAT ARISE OUT OF, RELATE TO OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE ACTS OR OMISSIONS OF NRG, BUT ONLY TO THE EXTENT THEY ARE CAUSED BY (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF NRG OR (II) THE KNOWING FAILURE OF NRG TO COMPLY WITH APPLICABLE LAW, BUT SUCH INDEMNIFICATION SHALL NOT APPLY WHEN CAUSED BY THE NEGLIGENCE OF NRG.
Section 5.04    Disclaimer of Certain Damages
IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO THE OTHER PARTY HERETO OR ANY OFFICER OR EMPLOYEE OF SUCH PARTY FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY LOSSES OR DAMAGES. THIS SECTION 5.04 SPECIFICALLY PROTECTS THE PARTIES AGAINST SUCH DAMAGES EVEN IF THEY ARE CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF SUCH PARTY.
Section 5.05    Disclaimer of Representations and Warranties
Except as expressly set forth in this Agreement, NRG makes no representations or warranties (expressed, implied, oral or otherwise) regarding any aspect of its performance of (or failure to perform) the Services or its other duties and obligations under this Agreement, including any representations or warranties with respect to merchantability, fitness for a particular purpose, suitability, freedom from defects, quality, value, workmanship, condition, compliance with Laws, title or environmental matters. Except as expressly set forth in this Agreement, NRG disclaims and negates, and GenOn waives, any such representations or warranties. In no event shall any NRG Indemnified Party be liable to any GenOn Party or any officer or employee of any GenOn Party for any claims or other matters that arise out of, relate to or are otherwise attributable to, directly or indirectly, any such representations or warranties, other than those expressly set forth in this Agreement.
ARTICLE VI
FORCE MAJEURE
Section 6.01    Force Majeure
A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting NRG, NRG shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.
ARTICLE VII
ASSIGNMENTS AND SUBCONTRACTS
Section 7.01    Assignments
(a)    GenOn may not assign or transfer any of its rights, or delegate any of its obligations, under this Agreement to any Person, without the prior consent of NRG.
(b)    NRG may not assign or transfer any of its rights under this Agreement to any Person, other than an Affiliate of NRG, without the prior consent of GenOn.
Section 7.02    NRG’s Employees, Consultants, and Subcontractors
Subject to the other provisions hereof, NRG shall hire, employ and have supervision over such persons (including its consultants and contractors) as may be required to enable NRG to perform the Services required hereunder in an efficient and economically prudent manner and consistent with sound industry practice. Subject to Section 4.01, NRG shall pay all expenses in connection therewith, including compensation, salaries, wages, bonuses, benefits, unemployment or employment insurance premiums, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses.
Section 7.03    Affiliates of GenOn and NRG
NRG shall be authorized to utilize, as it deems necessary, the services of any of NRG’s Affiliates.
ARTICLE VIII
TERM AND TERMINATION
Section 8.01    Term
Unless sooner terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence as of the Effective Date and shall continue until GenOn’s next fiscal year end (the “Initial Term”). At the end of the Initial Term and each subsequent Renewal Term (as defined below), as the case may be, the term of this Agreement shall be automatically renewed for a period of one (1) year (each a “Renewal Term”) unless either Party delivers a written termination notice to the other Party at least sixty (60) days prior to the end of the Initial Term or the then current Renewal Term, as the case may be.
Section 8.02    Termination by GenOn
(a) Upon the occurrence of any of the following events, GenOn may terminate this Agreement by giving notice of such termination to NRG:

(i)    NRG becomes Bankrupt;
(ii)    NRG dissolves and commences liquidation or winding-up; or
(iii)    NRG (A) breaches any provision of this Agreement or (B) engages in gross negligence or willful misconduct in the performance of the Services, and such breach, gross negligence or willful misconduct continues uncured for a period of thirty (30) Days after the giving of notice by GenOn, or such longer cure period as may be approved by GenOn.
Any termination under this Section 8.02(a) shall become effective immediately upon delivery of the notice first described in this Section 8.02(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by GenOn.
(b)    In addition to its rights under Section 8.02(a), GenOn may terminate this Agreement at any time by giving notice of such termination to NRG. Any termination under this Section 8.02(a) shall become effective one hundred eighty (180) Days after delivery of such notice (or such earlier time as may be specified by GenOn, but not less than ninety (90) Days).
Section 8.03    Termination by NRG
(a) Upon the occurrence of any of the following events, NRG may terminate this Agreement by giving notice of such termination to GenOn:
(i)    GenOn becomes Bankrupt;
(ii)    GenOn dissolves and commences liquidation or winding-up; or
(iii)    GenOn breaches any provision of this Agreement, and such breach, gross negligence or willful misconduct continues uncured for a period of thirty (30) Days after the giving of notice by NRG, or such longer cure period as may be approved by NRG.
Any termination under this Section 8.03(a) shall become effective one hundred eighty (180) Days after delivery of the notice first described in this Section 8.03(a) (but only if NRG is paid in advance monthly pursuant to this Agreement for such period).
(b)    In addition to its rights under Section 8.03(a), NRG may terminate this Agreement at any time by giving notice of such termination to GenOn. Any termination under this Section 8.03(a) shall become effective one hundred eighty (180) Days after delivery of such notice (or such earlier time as may be specified by NRG, but not less than ninety (90) Days).
Section 8.04    Effect of Termination
If this Agreement is terminated in accordance with Section 8.02 or Section 8.03, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement, (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of any Monthly Invoice that has accrued prior to such termination, even if such portion has not become due and payable at that time, together with all costs reasonably incurred by NRG to demobilize its activities under this Agreement, including cost of relocation or rationalization of staff and equipment, and the closing costs of any applicable offices or operations.
Section 8.05    General Obligations
Upon the termination or expiration of this Agreement, the GenOn Parties shall continue to pay any amounts that have accrued or that have become due and payable to NRG prior to such termination along with all costs and expenses reasonably incurred or committed to by NRG to demobilize its activities under this Agreement and to bring about an orderly termination of this Agreement.
ARTICLE IX
GENERAL PROVISIONS
Section 9.01    Notices
Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to NRG must be sent to or made at the address given for NRG on the signature page to this Agreement, or such other address as NRG may specify by notice to GenOn. All notices, requests and consents to be sent to GenOn must be sent to or made at the address given for GenOn on the signature page to this Agreement or such other address as GenOn may specify by notice to NRG.
Section 9.02    Entire Agreement; Superseding Effect
This Agreement constitutes the entire agreement of the Parties and their Affiliates relating to the relationship hereunder and supersedes all provisions and concepts contained in all prior contracts or agreements between the Parties or any of their Affiliates with respect to such relationship, whether oral or written.
Section 9.03    Effect of Waiver or Consent
Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by either Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of the other Party or to declare the other Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 9.04    Amendment or Restatement
This Agreement may be amended or restated only by a written instrument executed by both of the Parties.
Section 9.05    Restriction on Assignment; Binding Effect
Subject to ARTICLE VII, this Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 9.06    Governing Law; Severability
THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to either Party or any circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to the other Party or other circumstances is not affected thereby, and (b) the Parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.
Section 9.07    Further Assurances
In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
Section 9.08    Directly or Indirectly
Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.
Section 9.09    Counterparts
This Agreement may be executed in counterparts with the same effect as if both signing parties had signed the same document. Both counterparts shall be construed together and constitute the same instrument.
Section 9.10    Headings
Titles and headings of the Articles and Sections of this Agreement are for convenience of reference only and do not form a part of and shall not in any way affect the interpretation of this

Agreement.
Section 9.11    Surviving Provisions
Any provisions of this Agreement which by their express terms or by their nature are continuing shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

NRG ENERGY, INC.

By:	/s/ Brian E. Curci
Title:	Corporate Secretary

GENON ENERGY, INC.

By:	/s/ G. Gary Garcia
Title:	Treasurer

[Signature Page to Services Agreement]

EXHIBIT A
SERVICES

1.	Executive and Administrative

a.	Human Resources
•    Provide comprehensive personnel, payroll, compensation and benefits services and programs; HR program administration and advice; labor relations contract negotiations, services and advice

b.	Regulatory and Public Affairs
•    File, execute and prosecute applications with Governmental Authorities for the acquisition, construction, ownership and operation of the GenOn Parties power generation facilities
•    Provide or cause to be provided services for governmental and public affairs, including, but not limited to press releases, community events, contacts with county, state and federal officials, and communications with landowners

c.	Executive
•    Provide executive management services and advice

2.	Accounting

a.	Maintain and timely administer the GenOn Parties’ receivables and payables accounts, bank accounts and make arrangements for the GenOn Parties’ funds

b.	Prepare financial reports, including a profit and loss statement, balance sheet and other reports on behalf of GenOn

c.	Provide securities filings services and advice

d.	Provide audit services and advice

e.	Draw checks and other orders for the payment of money, and designate individuals with authority to sign or give instructions with respect to those accounts and arrangements.

f.	Administer all cash management requirements, including posting collateral, payment and receipt processing

g.	Manage any financing or refinancing requirements

3.	Tax

a.	Prepare and file all necessary federal and state income tax returns and all other tax returns and filings for the GenOn Parties.

b.
Except as otherwise provided by applicable Laws or governmental regulations or as otherwise directed by GenOn, retain all books of account and the GenOn Parties’ tax returns for three years from the date of completion of the activity to which such records relate

4.	Information Systems

a.	Provide information systems services, materials and advice

5.	Treasury and Planning:

a.	Budgets
•    Prepare or cause to be prepared financial budgets on behalf of GenOn, including preparation and analyses of short and long range financial plans and budgets

b.	Economic Modeling
•    Prepare, or cause to be prepared, economic and financial studies, including but not limited to, financial models, life cycle economics, and revenue models

c.	Financing
•   Administer project financing agreements, including performing compliance requirements and administering restricted cash accounts

d.	Insurance
•     Provide, or cause to be provided, insurance coverage as required.

e.	Communications and Investor Relations
•    Provide services relating to communications, public relations and investor relations

6.	Operations and Asset Management

a.	Contract Administration
•     Maintain and administer the GenOn Parties’ agreements and contractual matters, including those for the purchase of services, materials, equipment and supplies necessary for the Services.

b.	Engineering, Construction and Operation

•    Manage the design, engineering and construction of GenOn’s power generation and other facilities
•    Conduct the physical operations, maintenance and repair of GenOn’s power generation facilities

c.	Permitting
•    Prepare, negotiate and execute in the name of the applicable GenOn Party all permits necessary for construction, operation and maintenance of the GenOn power generation facilities

d.	Environmental and Safety
•    Provide environmental, health and safety services and advice

7.	Risk and Commercial Operations

a.	Provide market and credit risk analysis services and advice, including risk policy compliance

b.	Provide commercial operations support, analysis and advice

8.	Legal

a.
Provide, or cause to be provided, legal services, including subsidiary management, compliance, litigation support, intellectual property, management of legal billing and associated legal or paralegal services

.

EXHIBIT B

FEE
The annual Fee for the Services under this Agreement shall be One Hundred Ninety-Two Million Six Hundred Thousand Dollars (US$192,600,000), per year, pro-rated for any partial year.